UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 30, 2018

BARNES GROUP INC.
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

1-4801	06-0247840
(Commission File Number)	(I.R.S. Employer Identification No.)

123 Main Street, Bristol, Connecticut	06010
(Address of principal executive offices)	(Zip Code)

(860) 583-7070
Registrant's telephone number, including area code

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

¨	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
¨	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
¨	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
¨	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ¨

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ¨

Item 2.03.          Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
On October 30, 2018, Barnes Group Acquisition GmbH, a wholly owned subsidiary of Barnes Group Inc. (the "Company"), borrowed approximately €275 million (the "Borrowed Amount") under the Company's existing revolving credit agreement (as amended, the "Amended Credit Agreement") with certain participating banks and financial institutions, including Bank of America, N.A. as Administrative Agent for the lenders.  The Borrowed Amount was utilized to fund a portion of the purchase price for the acquisition of Gimatic S.r.l. ("Gimatic"), which was completed on October 31, 2018.  Additional information regarding the Company's acquisition of Gimatic was previously disclosed in Item 1.01 of the Company's Current Report on Form 8-K filed on September 24, 2018, which information is incorporated herein by reference.
Depending on the Company's consolidated leverage ratio, and at the election of the Company, borrowings under the Amended Credit Agreement will bear interest at either LIBOR plus a margin of between 1.10% and 1.70% or the base rate plus a margin of 0.10% to 0.70%. Further, depending on the Company's leverage ratio at the end of each fiscal quarter, a facility fee ranging between 15 bps and 30 bps will also be due.  The Borrowed Amount will accrue interest at Euribor (subject to a floor of 0%) plus a margin between 1.10% and 1.70%.
The Amended Credit Agreement generally requires the Company to maintain a ratio of Consolidated Senior Debt to EBITDA of not more than 3.25 times, a ratio of Consolidated Total Debt to EBITDA of not more than 3.75 times, and a ratio of Consolidated EBITDA to Consolidated Cash Interest Expense of not less than 4.25 times, in each case at the end of each fiscal quarter; provided that these debt to EBITDA ratios are permitted to increase for a period of four fiscal quarters after the closing of certain permitted acquisitions. The Amended Credit Agreement also contains other customary covenants, including limitations on incurring additional indebtedness, liens, mergers, asset sales and transactions with affiliates. The Amended Credit Agreement also contains customary events of default.
  The foregoing description of the Amended Credit Agreement is a summary and is not complete and is qualified in its entirety by reference to the full text of the Amended Credit Agreement, which (as amended to date) was previously filed by the Company as further described in the Exhibit Index set forth below.  Each such exhibit is incorporated herein by reference.
Item 7.01.          Regulation FD Disclosure.
On October 31, 2018, the Company issued a press release regarding the completion of the acquisition of Gimatic, a leading supplier of mission-critical solutions for industrial automation and robotic applications.  A copy of the press release is furnished as Exhibit 99.1 hereto.
Item 9.01(d)       Exhibits.
Exhibit Number	Description of Exhibit

10.1
Fifth Amended and Restated Senior Unsecured Revolving Credit Agreement, dated September 27, 2011 (incorporated by reference to Exhibit 4.1 to the Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 2013)

10.2
Amendment No. 2 and Joinder to Credit Agreement, dated September 27, 2013 (incorporated by reference to Exhibit 4.1 to the Company's Quarterly Report on Form 10-Q for the quarter ended September 30, 2013)

10.3	Amendment No. 3 to Credit Agreement, dated October 15, 2014 (incorporated by reference to Exhibit 10.1(iii) to the Company's Annual Report on Form 10-K for the year ended December 31, 2014)
10.4	Amendment No. 4 to Credit Agreement, dated February 2, 2017 (incorporated by reference to Exhibit 10.1 to the Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 2017)
10.5	Amendment No. 5 to Credit Agreement, dated as of October 19, 2018 (incorporated by reference to Exhibit 10.1 to the Company's Quarterly Report on Form 10-Q for the quarter ended September 30, 2018)
99.1	Press Release dated October 31, 2018 (furnished with this Current Report on Form 8-K)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 31, 2018	BARNES GROUP INC.
(Registrant)

	By:	/s/ CHRISTOPHER J. STEPHENS, JR.
Christopher J. Stephens, Jr. Senior Vice President, Finance and Chief Financial Officer